SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   May 13, 2019

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1280 West Peachtree St. NW Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

                       Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) The disclosure set forth below under Item 5.07 regarding the conditional resignation of Mr. Andrew B. Cogan as a director of Interface, Inc. (the “Company”) is incorporated herein by reference. This conditional resignation has been tendered solely in connection with the Company’s Majority Voting Director Resignation Policy adopted February 22, 2017 and as disclosed in our proxy statement filed with the Securities and Exchange Commission on February 27, 2017 (the “Majority Vote Policy”), and is not due to any matter pertaining to a disagreement with the Company’s operations, policies or practices.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Annual Meeting of Shareholders

(a) The Company held its annual meeting of shareholders on May 13, 2019.

(b) The matters considered at the annual meeting, and votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, relating to each matter were:

(i) Election of Directors (elected by plurality vote):

	For	Withheld	Non-Votes

John P. Burke	52,038,906	1,097,326	2,108,320
Andrew B. Cogan	24,910,586	28,225,646	2,108,320
Jay D. Gould	51,895,867	1,240,365	2,108,320
Daniel T. Hendrix	51,412,359	1,723,873	2,108,320
Christopher G. Kennedy	50,074,574	3,061,658	2,108,320
Catherine M. Kilbane	52,279,174	857,058	2,108,320
K. David Kohler	51,243,041	1,893,191	2,108,320
James B. Miller, Jr.	33,093,533	20,042,699	2,108,320
Sheryl D. Palmer	52,165,436	970,796	2,108,320

At the annual meeting, Mr. Cogan did not receive a majority of the votes cast in favor of his election as director. Accordingly, as required by the Majority Vote Policy, Mr. Cogan promptly tendered to the Company’s Board of Directors (the “Board”) his resignation from the Board and from those Board committees on which he serves, with the effectiveness of such resignation being conditioned on the Board’s acceptance thereof. The Company believes that Mr. Cogan’s failure to receive the support of a majority of votes cast for his election was due to his service as a sitting Chief Executive Officer that also serves on the boards of directors of three publicly traded companies, which resulted in a “withhold” vote by certain large institutional shareholders who have implemented policies or guidelines to withhold votes from any director nominee who is a sitting Chief Executive Officer who serves on three or more public company boards.

The Nominating & Governance Committee of the Board (the “Committee”) will consider Mr. Cogan’s conditional resignation and expects to recommend to the full Board whether to accept or reject the conditional resignation. As provided in the Majority Vote Policy, in considering whether to recommend that the Board accept or reject Mr. Cogan’s tendered conditional resignation, the Committee expects to consider all factors believed relevant, including without limitation: (i) the underlying reasons for Mr. Cogan not receiving a majority of votes cast in favor of his election as director; (ii) the tenure and qualifications of Mr. Cogan; (iii) Mr. Cogan’s past and expected future contributions to the Board; and (iv) the overall composition of the Board, including whether accepting the resignation would cause the Company to fail to meet the requirements of any law, regulation, or rule, including but not limited to those of the Securities and Exchange Commission or the listing standards of any market or exchange on which the Company’s securities are listed or traded. The Board expects to act on the Committee’s recommendation no later than August 11, 2019, and such determination will be promptly disclosed in a Current Report on Form 8-K disclosing the Board’s decision. As provided in the Majority Vote Policy, Mr. Cogan will not participate in the Committee or Board deliberations regarding his conditional resignation, but his service on the Board will otherwise continue pending the outcome of those deliberations.

(ii) Approval of executive compensation:

For:	49,389,461
Against:	3,455,414
Abstain:	291,357
Non-Votes:	2,108,320

(iii) Ratification of the appointment of BDO USA, LLP to serve as independent auditors for 2019:

For:	53,255,496
Against:	1,959,577
Abstain:	29,479
Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ David B. Foshee
David B. Foshee
Vice President
Date: May 16, 2019